Exhibit 10.1

SECOND MODIFICATION TO SECOND AMENDED AND RESTATED BUSINESS

LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS

THIS SECOND MODIFICATION TO SECOND AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Modification”), dated as of September 22, 2011, is made by and among (i) CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank (“Citizens Bank”), acting in its capacity as the administrative agent for the Lenders (the “Administrative Agent”), having offices at 8521 Leesburg Pike, Suite 405, Vienna, Virginia 22182; and (ii) ICF CONSULTING GROUP, INC., a Delaware corporation (“ICFG”), ICF INTERNATIONAL, INC., a Delaware corporation (“ICF International”), and each other “Borrower” party to the hereinafter referenced Loan Agreement from time to time (together with ICFG and ICF International, each, a “Borrower” and collectively, the “Borrowers”), each having offices at 9300 Lee Highway, Fairfax, Virginia 22031. Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Loan Agreement.

WITNESSETH THAT:

WHEREAS, pursuant to the terms of a certain Second Amended and Restated Business Loan and Security Agreement dated as of February 20, 2008 (as modified by the hereinafter referenced First Modification, and as the same may be further amended, modified or restated from time to time, the “Loan Agreement”), by and among the Borrowers, the Administrative Agent and the Lenders, the Borrowers obtained loans and certain other financial accommodations (collectively, the “Loan”) from the Lenders in the aggregate maximum principal amount of Two Hundred Seventy-five Million and No/100 Dollars ($275,000,000.00); and

WHEREAS, the Loan is evidenced by the Notes and secured by, among other things, the collateral described in the Loan Agreement; and

WHEREAS, pursuant to a certain First Modification to Second Amended and Restated Business Loan and Security Agreement and Other Documents dated as of March 31, 2009 (the “First Modification”), by and among the Borrowers, the Administrative Agent and the Lenders, (a) the Administrative Agent and the Lenders consented to (i) the sale of up to Two Hundred Million and No/100 Dollars ($200,000,000.00) of capital stock of ICF International, and (ii) the Macro Acquisition, (b) the interest rates charged on amounts advanced under the Facilities were increased, and (c) certain other terms and provisions set forth in the Loan Agreement were amended; and

WHEREAS, the Borrowers have now requested, and the Administrative Agent and the Lenders have agreed, that the capital expenditures limitation set forth in Section 7.16 of the Loan Agreement be increased from one and one-half percent (1.50%) of the Borrowers’ gross annual revenue for each applicable twelve (12) month measurement period to two percent (2%) of the Borrowers’ gross annual revenue for each applicable twelve (12) month measurement period; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to enter into this Modification to memorialize the agreements and understanding of the parties with respect to the increase to the capital expenditures limitation, as hereinafter provided.

NOW THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated herein by this reference and made a part hereof, with the same force and effect as if fully set forth herein.

2. Capital Expenditures. Section 7.16 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof

“7.16 Capital Expenditures. The Borrowers shall not, on an aggregate and consolidated basis, make or incur any capital expenditures, during any Fiscal Year, in excess of an amount equal to two percent (2.00%) of the Borrowers’ gross annual revenues for the immediately preceding twelve (12) month period.”

3. Miscellaneous.

(a) Each Borrower hereby represents, warrants, acknowledges and agrees that as of the date hereof (i) there are no set-offs, defenses, deductions or counterclaims against and no defaults under any of the Notes, the Loan Agreement or any other Loan Document; (ii) no act, event or condition has occurred which, with notice or the passage of time, or both, would constitute a default under any of the Notes, the Loan Agreement or any other Loan Document; (iii) all of the representations and warranties of the Borrowers contained in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date), unless the Borrowers are unable to remake and redate any such representation or warranty, in which case the Borrowers have previously disclosed the same to the Administrative Agent and the Lenders in writing, and such inability does not constitute or give rise to an Event of Default; (iv) all schedules attached to the Loan Agreement with respect to any particular representation and warranty of the Borrowers set forth in the Loan Agreement (as modified) remain true, accurate and complete, as updated in writing to the Administrative Agent as of the date of this Modification; (v) all accrued and unpaid interest and fees payable with respect to the Loan have been paid; and (vi) there has been no material adverse change in the business, property or condition (financial or otherwise) of the Borrowers since March 31, 2009.

(b) The Borrowers, and their respective representatives, successors and assigns, hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE, and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions, and causes of action of whatsoever kind or nature, whether known or unknown, which they have, may have, or might have or may assert now or in the future against the Administrative Agent and/or the Lenders directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, in each case related to, arising from or in connection with the Loan, whether known or unknown, and which occurred, existed, was taken, permitted, or begun prior to the date hereof (including, without limitation, any claim, demand, obligation, liability, defense, counterclaim, action or cause of action relating to or arising from the grant by the Borrowers to the Administrative Agent and/or the Lenders of a security interest in or encumbrance on collateral that is, was or may be subject to, or an agreement by which the Borrowers are bound and which contains, a prohibition on further mortgaging or encumbering the same). The Borrowers hereby acknowledge and agree that the execution of this Modification by the Administrative Agent and the Lenders shall not constitute an acknowledgment of or an admission by the Administrative Agent and/or the Lenders of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted.

(c) Except as expressly set forth herein, nothing contained in this Modification is intended to or shall otherwise act to nullify, discharge, or release any obligation incurred in connection with the Notes, the Loan Agreement and/or the other Loan Documents or to waive or release any collateral given by any Borrower to secure the Notes, nor shall this Modification be deemed or considered to operate as a novation of the Notes, the Loan Agreement or the other Loan Documents. Except to the extent of any express conflict with this Modification or except as otherwise expressly contemplated by this Modification, all of the terms and conditions of the Notes, the Loan Agreement and the other Loan Documents shall remain in full force and effect, and the same are hereby expressly approved, ratified and confirmed. In the event of any express conflict between the terms and conditions of the Notes, the Loan. Agreement or the other Loan Documents and this Modification, this Modification shall be controlling and the terms and conditions of such other documents shall be deemed to be amended to conform with this Modification.

(d) If any term, condition, or any part thereof, of this Modification, the Loan Agreement or of the other Loan Documents shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision, or condition of this Modification, the Loan Agreement and the other Loan Documents, and this Modification, the Loan Agreement and the other Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(e) Each Borrower acknowledges that, at all times prior to and through the date hereof, the Administrative Agent and the Lenders have acted in good faith and have conducted themselves in a commercially reasonable manner in their relationship with such Borrower in connection with this Modification and in connection with the obligations of the Borrowers to the Administrative Agent and the Lenders under the Loan; the Borrowers hereby waiving and releasing any claims to the contrary.

(f) Each Borrower, Lender and the Administrative Agent hereby acknowledges and agrees that, from and after the date hereof, all references to the “Loan Agreement” set forth in any Loan Document shall mean the Loan Agreement, as modified pursuant to this Modification and any other modification of the Loan Agreement dated prior to the date hereof.

(g) Each Borrower hereby represents and warrants that, as of the date hereof, such Borrower is indebted to the Lenders in respect of the amounts due and owing under the Notes, all such amounts remain outstanding and unpaid and all such amounts are payable in full, without offset, defenses, deduction or counterclaim of any kind or character whatsoever.

(h) Each Borrower acknowledges (i) that it has. participated in the negotiation of this Modification, and no provision of this Modification shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision; (ii) that it has had access to an attorney of its choosing in the negotiation of the terms of and in the preparation and execution of this Modification, and it has had the opportunity to review, analyze, and discuss with its counsel this Modification, and the underlying factual matters relevant to this Modification, for a sufficient period of time prior to the execution and delivery hereof; (iii) that all of the terms of this Modification were negotiated at arm’s length; (iv) that this Modification was prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and (v) that the execution and delivery of this Modification is the free and voluntary act of such Borrower.

(i) This Modification shall be governed by the laws of the Commonwealth of Virginia (without regard to conflict of laws provisions) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(j) This Modification may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. Signature pages may be exchanged by facsimile or electronic mail and each party hereto agrees to be bound by its facsimile or PDF signature.

[The Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Modification as of the date first above written.

WITNESS:		BORROWERS:

ICF CONSULTING GROUP, INC. a Delaware corporation, acting on its own behalf and as attorney-in-fact for and on behalf of each Borrower

By:	/s/ Paul L. Hietanen	By:	/s/ Terrance McGovern
Name:	Paul L. Hietanen	Name:	Terrance McGovern
		Title:	SVP-Finance & Treasurer

ADMINISTRATIVE AGENT AND LENDERS:

CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank, as Administrative Agent, Swing Line Lender and Lender, on behalf of itself and the other Lender parties

By:	/s/ S. Annette Marcelo	By:	/s/ Tracy Van Riper
Name:	S. Annette Marcelo	Name:	Tracy Van Riper
		Title:	Senior Vice President

[Signature Page to Second Modification to Second Amended and Restated Business Loan

and Security Agreement and Other Loan Documents]